Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52655) of ATA Holdings Corp. and Subsidiaries (Debtor and Debtors-In-Possession as of October 26, 2004) and in the related Prospectus, in the Registration Statement (Form S-8 No. 33-65708) pertaining to the 1993 Incentive Stock Plan for Key Employees of ATA Holdings Corp. and Subsidiaries (Debtor and Debtors-In-Possession as of October 26, 2004) and in the Registration Statement (Form S-3 No. 333-86791) of ATA Holdings Corp. and Subsidiaries (Debtor and Debtors-In-Possession as of October 26, 2004) and in the latest Prospectus of our report dated February 11, 2005, except for the seventh paragraph in Note 1 and last paragraph in Note 19, as to which the date is March 25, 2005, with respect to the consolidated financial statements and financial statement schedule of ATA Holdings Corp. and Subsidiaries (Debtor and Debtors-In-Possession as of October 26, 2004), included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                                               Ernst & Young LLP

Indianapolis, Indiana
March 25, 2005